Exhibit 32

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2003

Bradley E. Rock, Chairman of the Board, President and Chief Executive Officer and Anita M. Florek, Executive Vice President and Chief Financial Officer of Smithtown Bancorp, Inc. (the "Bancorp") each certify in their capacity as officers of the Bancorp that they have reviewed the annual report of the Bancorp on Form 10-K for the fiscal year ended December 31, 2004 and that to the best of their knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.

The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2003.


May 3, 2005                   By: /s/ Bradley E. Rock
                              --------------------------------------------------
                                     Chairman of the Board, President and Chief
                                     Executive Officer


May 3, 2005                   By: /s/ Anita M. Florek
                              --------------------------------------------------
                                     Executive Vice President and
                                     Chief Financial Officer